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                                                                    Exhibit 23.1









            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement of National Health Partners, Inc. and Subsidiaries on Form SB-2/A of our audit report, dated February 9, 2005 of National Health Partners, Inc. and Subsidiaries which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.


/s/  HJ & Associates, LLC

HJ & Associates, LLC
Salt Lake City, Utah
January 3, 2006